UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (May 22, 2025)

Month 1, 2025

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Innovation Way, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	GT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 22, 2025, The Goodyear Tire & Rubber Company, an Ohio corporation (the “Company”), and G-3 Chickadee Purchaser, LLC, a Delaware limited liability company (the “Purchaser”), entered into an Asset Purchase Agreement (the “Agreement”).

Pursuant to the Agreement and upon the terms and subject to the conditions set forth therein, the Company has agreed to sell to the Purchaser, and the Purchaser has agreed to acquire from the Company, the polymer chemicals business of the Company (the “Business”) for a purchase price of approximately $650 million in cash, subject to certain adjustments (the “Transaction”). The assets to be acquired, and the liabilities to be assumed, by the Purchaser are generally those primarily related to the Business, including the Business’ chemical plants in Houston, Texas and Beaumont, Texas and a research and development facility in Akron, Ohio.

The Transaction is subject to the satisfaction of customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; the absence of any law or order enjoining or otherwise prohibiting the Transaction; the accuracy of the representations and warranties of the other party; the compliance of each party with its covenants in all material respects; and the absence of a material adverse effect with respect to the Business.

The Agreement contains representations, warranties and covenants that are customary for a transaction of this type, including, among others, covenants by the Company to conduct the Business in the ordinary course between execution of the Agreement and closing of the Transaction (the “Closing”) and a non-competition covenant that restricts the Company’s ability to engage in the Business for five (5) years following the Closing, subject to the exceptions set forth in the Agreement.

The Agreement contains customary termination rights, including if the Closing has not occurred on or prior to November 22, 2025 (the “Termination Date”), subject to certain limitations. The Purchaser will also be required to pay or cause to be paid to the Company a fee of $39 million if the Agreement is validly terminated by (1) the Company if the Purchaser breached any of its representations or warranties or failed to perform any of its covenants or agreements, which gives rise to the failure of a closing condition that is incapable of being cured prior to the Termination Date (or if capable of being cured by the Termination Date, the Purchaser shall not have cured the breach by the earlier of such date that is (x) twenty (20) days following receipt of notice from the Company, or (y) two (2) Business Days prior to the Termination Date); (2) the Company if all conditions to the Company’s obligation to consummate the Transaction have been satisfied or waived, as applicable, and the Purchaser fails to consummate the closing within three (3) Business Days of notice of the Company’s desire to proceed with the Closing; or (3) the Purchaser, if the Closing has not occurred by the Termination Date and the Company could have terminated under clause (1) or (2) above.

The Agreement also contemplates that, at the Closing, the Company and the Purchaser (or their respective affiliates) will enter into a number of ancillary agreements. These agreements include, among others: (a) a master supply agreement, pursuant to which the Purchaser will, or will cause its affiliates to, supply to the Company or its affiliates, certain polymer chemical products for a period of fifteen (15) years after the Closing, subject to the terms and conditions set forth therein, (b) a transition services agreement, pursuant to which the Company will provide certain transition services to the Purchaser for the Business for a period of up to eighteen (18) months from the Closing, subject to the terms and conditions set forth therein, and (c) a patent and know-how license agreement, pursuant to which the Purchaser will license back to the Company certain intellectual property related to the Business for use in connection with the Company’s retained businesses, subject to the terms and conditions set forth therein.

Pursuant to the Agreement, the Company will indemnify the Purchaser against losses incurred or suffered by the Purchaser as a result of or relating to breaches of post-closing covenants by the Company, excluded assets or excluded liabilities (including certain legacy environmental liabilities) and certain pre-closing taxes, in each case, subject to limitations set forth in the Agreement. The Purchaser’s sole recourse for breaches of the representations and warranties will be a representations and warranties insurance policy.

The above summary of the Agreement and the ancillary agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q to be filed with respect to the quarter ended June 30, 2025. The Agreement will be filed to provide information regarding its terms. It is not intended to provide any other factual information about the Company or Purchaser. The representations, warranties and covenants contained in the Agreement were made solely for purposes of the agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s or Purchaser’s public disclosures.

Item 7.01	Regulation FD Disclosure.

On May 22, 2025, the Company issued a news release announcing the Transaction. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except in the event that the Company expressly states that such information is to be considered filed under the Exchange Act or incorporates it by specific reference in such filing.

Forward Looking Statements

This report contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act.

Such forward-looking statements include, but are not limited to, statements relating to the proposed Transaction, including statements regarding the benefits of the Transaction and the anticipated timing of the Transaction, and information regarding the businesses of the Company and Purchaser. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to implement successfully the Goodyear Forward plan and our other strategic initiatives, including the Transaction; risks relating to the ability to consummate the Transaction on a timely basis or at all, including failure to obtain the required regulatory approvals or to satisfy the other conditions to the closing of the Transaction; actions and initiatives taken by both current and potential competitors; increases in the prices paid for raw materials and energy; inflationary cost pressures; delays or disruptions in our supply chain or the provision of services to us; a prolonged economic downturn or period of economic uncertainty; deteriorating economic conditions or an inability to access capital markets; a labor strike, work stoppage, labor shortage or other similar event; financial difficulties, work stoppages, labor shortages or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; changes in tariffs, trade agreements or trade restrictions; foreign currency translation and transaction risks; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the Company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	News Release of The Goodyear Tire & Rubber Company, dated May 22, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: May 22, 2025	By:	/s/ Daniel T. Young
Daniel T. Young
Secretary